Exhibit (d)(1)(a)

Transamerica Series Trust

Management Agreement

Transamerica Asset Management, Inc.

Schedule A

May 1, 2019

Fund	Management Fee
Transamerica 60/40 Allocation VP	0.30% of the first $1 billion 0.28% in excess of $1 billion
Transamerica Aegon High Yield Bond VP	0.58% of the first $1.25 billion 0.555% over $1.25 billion to $2 billion 0.53% in excess of $2 billion
Transamerica Aegon U.S. Government Securities VP	0.58%
Transamerica American Funds Managed Risk VP	0.53% of the first $2 billion
0.52% over $2 billion up to $4 billion
0.50% over $4 billion up to $6 billion
0.49% over $6 billion up to $8 billion
0.48% over $8 billion up to $10 billion
0.46% in excess of $10 billion
Transamerica Barrow Hanley Dividend Focused VP	0.78% of the first $200 million 0.68% over $200 million up to $500 million 0.63% over $500 million up to $1.5 billion 0.59% over $1.5 billion up to $2.5 billion 0.58% in excess of $2.5 billion
Transamerica BlackRock Equity Smart Beta 100 VP	0.30% of the first $1 billion 0.28% in excess of $1 billion
Transamerica BlackRock Global Allocation VP	0.71% of the first $3 billion 0.70% over $3 billion up to $5 billion 0.69% in excess of $5 billion
Transamerica BlackRock Global Allocation Managed Risk – Balanced VP	0.28% of the first $2 billion
0.27% over $2 billion up to $4 billion
0.25% over $4 billion up to $6 billion
0.24% over $6 billion up to $8 billion
0.23% over $8 billion up to $10 billion
0.22% in excess of $10 billion
Transamerica BlackRock Global Allocation Managed Risk – Growth VP	0.30% of the first $2 billion
0.29% over $2 billion up to $4 billion
0.27% over $4 billion up to $6 billion
0.26% over $6 billion up to $8 billion
0.25% over $8 billion up to $10 billion
0.24% in excess of $10 billion
Transamerica BlackRock Global Real Estate Securities VP	0.77% of the first $250 million 0.75% over $250 million up to $500 million 0.70% over $500 million up to $750 million 0.68% in excess of $750 million

Fund	Management Fee
Transamerica BlackRock Government Money Market VP	0.24% of the first $1 billion 0.22% over $1 billion up to $3 billion 0.21% in excess of $3 billion
Transamerica BlackRock Smart Beta 40 VP	0.30% of the first $1 billion 0.28% in excess of $1 billion
Transamerica BlackRock Smart Beta 50 VP	0.30% of the first $1 billion 0.28% in excess of $1 billion
Transamerica BlackRock Smart Beta 75 VP	0.30% of the first $1 billion 0.28% in excess of $1 billion
Transamerica BlackRock Tactical Allocation VP	0.13% of the first $1 billion 0.11% over $1 billion up to $2 billion 0.105% over $2 billion up to $3 billion 0.10% in excess of $3 billion
Transamerica Greystone International Growth VP	0.77% of the first $500 million 0.76% over $500 million up to $1 billion 0.71% over $1 billion up to $2 billion 0.695% over $2 billion up to $3 billion 0.68% in excess of $3 billion
Transamerica International Equity Index VP	0.11%
Transamerica Janus Balanced VP	0.76% of the first $250 million 0.73% over $250 million up to $500 million 0.705 over $500 million up to $1 billion 0.68% in excess of $1 billion
Transamerica Janus Mid-Cap Growth VP	0.805% of the first $500 million 0.77% over $500 million up to $1 billion 0.75% in excess of $1 billion
Transamerica Jennison Growth VP	0.83% of the first $250 million 0.78% over $250 million up to $500 million 0.73% over $500 million up to $1 billion 0.63% in excess of $1 billion
Transamerica JPMorgan Asset Allocation – Conservative VP	0.1225% of the first $10 billion 0.1025% in excess of $10 billion
Transamerica JPMorgan Asset Allocation – Growth VP	0.1225% of the first $10 billion 0.1025% in excess of $10 billion
Transamerica JPMorgan Asset Allocation – Moderate Growth VP	0.1225% of the first $10 billion 0.1025% in excess of $10 billion
Transamerica JPMorgan Asset Allocation – Moderate VP	0.1225% of the first $10 billion 0.1025% in excess of $10 billion
Transamerica JPMorgan Core Bond VP	0.45% of the first $750 million 0.39% over $750 million up to $1 billion 0.375% over $1 billion up to to $1.5 billion 0.37% over $1.5 billion up to $3 billion 0.365% in excess of $3 billion

Fund	Management Fee
Transamerica JPMorgan Enhanced Index VP	0.73% of the first $750 million 0.68% over $750 million up to $1 billion 0.62% over $1 billion up to $5 billion 0.60% in excess of $5 billion
Transamerica JPMorgan International Moderate Growth VP	0.1225% of the first $10 billion 0.1025% in excess of $10 billion
Transamerica JPMorgan Mid Cap Value VP	0.88% up to $100 million 0.83% over $100 million up to $750 million 0.81% over $750 million up to $1.5 billion 0.80% in excess of $1.5 billion
Transamerica JPMorgan Tactical Allocation VP	0.73% of the first $500 million 0.705% over $500 million up to $750 million 0.68% over $750 million up to $1.5 billion 0.67% over $1.5 billion up to $2.5 billion 0.65% over $2.5 billion
Transamerica Legg Mason Dynamic Allocation – Balanced VP	0.57% of the first $750 million 0.56% over $750 million up to $1.5 billion 0.54% over $1.5 billion up to $2.5 billion 0.52% over $2.5 billion up to $3 billion 0.51% in excess of $3 billion
Transamerica Legg Mason Dynamic Allocation – Growth VP	0.58% of the first $750 million 0.57% over $750 million up to $1.5 billion 0.55% over $1.5 billion up to $2.5 billion 0.53% over $2.5 billion up to $3 billion 0.52% in excess of $3 billion
Transamerica Levin Large Cap Value VP	0.68% of the first $750 million 0.65% over $750 up to $1 billion 0.63% over $1 billion up to $2 billion 0.60% over $2 billion up to $3 billion 0.58% in excess of $3 billion
Transamerica Madison Balanced Allocation VP	0.18%
Transamerica Madison Conservative Allocation VP	0.18%
Transamerica Madison Diversified Income VP	0.73% of the first $500 million 0.70% over $500 million up to $1 billion 0.68% in excess of $1 billion
Transamerica Managed Risk – Balanced ETF VP	0.34% of the first $50 million 0.32% over $50 million up to $250 million 0.30% in excess of $250 million
Transamerica Managed Risk – Conservative ETF VP	0.34% of the first $50 million 0.32% over $50 million up to $250 million 0.30% in excess of $250 million
Transamerica Managed Risk – Growth ETF VP	0.34% of the first $50 million 0.32% over $50 million up to $250 million 0.30% in excess of $250 million

Fund	Management Fee
Transamerica Market Participation Strategy VP	0.68% of the first $500 million 0.65% over $500 million up to $1 billion 0.62% over $1 billion up to $1.5 billion 0.60% in excess of $1.5 billion
Transamerica Morgan Stanley Capital Growth VP	0.83% of the first $500 million 0.705% in excess of $500 million
Transamerica Multi-Managed Balanced VP	0.65% of the first $1 billion 0.59% over $1 billion up to $5 billion 0.58% in excess of $5 billion
Transamerica Multi-Manager Alternative Strategies VP	0.1925% of the first $500 million 0.1725% over $500 million up to $1 billion 0.1525% over $1 billion up to $2 billion 0.1425% in excess of $2 billion
Transamerica PIMCO Tactical – Balanced VP	0.81% of the first $250 million 0.80% over $250 million up to $750 million 0.79% over $750 million up to $1.5 billion 0.76% in excess of $1.5 billion
Transamerica PIMCO Tactical – Conservative VP	0.79% of the first $750 million 0.78% over $750 million up to $1.5 billion 0.75% in excess of $1.5 billion
Transamerica PIMCO Tactical – Growth VP	0.82% of the first $250 million 0.81% over $250 million up to $750 million 0.79% over $750 million up to $1.5 billion 0.76% in excess of $1.5 billion
Transamerica PIMCO Total Return VP	0.68% of the first $250 million
0.67% over $250 million up to $500 million
0.66% over $500 million up to $750 million
0.63% over $750 million up to $1 billion
0.60% over $1 billion up to $3 billion
0.57% in excess of $3 billion
Transamerica PineBridge Inflation Opportunities VP	0.58% of the first $200 million 0.57% over $200 million up to $500 million 0.54% in excess of $500 million
Transamerica ProFund UltraBear VP	0.88% of the first $250 million 0.83% over $250 million up to $750 million 0.78% in excess of $750 million
Transamerica QS Investors Active Asset Allocation – Conservative VP	0.58% of the first $50 million
0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion

Fund	Management Fee
Transamerica QS Investors Active Asset Allocation – Moderate Growth VP	0.58% of the first $50 million
0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion
Transamerica QS Investors Active Asset Allocation – Moderate VP	0.58% of the first $50 million
0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion
Transamerica Small/Mid Cap Value VP	0.79% of the first $350 million
0.78% over $350 million up to $500 million
0.765% over $500 million up to $750 million
0.755% over $750 million up to $1 billion
0.735% over $1 billion up to $1.5 billion
0.73% over $1.5 billion up to $2 billion
0.725% in excess of $2 billion
Transamerica T. Rowe Price Small Cap VP	0.78%
Transamerica Torray Concentrated Growth VP	0.68% of the first $650 million 0.66% over $650 million up to $1.15 billion 0.605% in excess of $1.15 billion
Transamerica TS&W International Equity VP	0.77% of the first $500 million 0.75% over $500 million up to $1 billion 0.72% over $1 billion up to $2 billion 0.69% over $2 billion up to $6 billion 0.68% in excess of $6 billion
Transamerica U.S. Equity Index VP	0.08%
Transamerica WMC US Growth VP	0.73% of the first $150 million
0.70% over $150 million up to $650 million
0.68% over $650 million up to $1.15 billion
0.655% over $1.15 billion up to $2 billion
0.64% over $2 billion up to $3 billion
0.63% over $3 billion up to $4 billion
0.61% in excess of $4 billion
Transamerica WMC US Growth II VP	0.33%